UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 11, 2018

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2018, Gladstone Commercial Corporation (the “Company”), a Maryland corporation, filed with the Maryland State Department of Assessments and Taxation an Articles Supplementary reclassifying 3,500,000 authorized but unissued shares of the Company’s senior common stock, par value $0.001 per share (“Senior Common Stock”) as authorized but unissued shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). As a result of the reclassification, there are 57,971 authorized shares of Senior Common Stock remaining. The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles Supplementary, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also on April 11, 2018, the Company filed with the Maryland State Department of Assessments and Taxation an Articles of Amendment to increase the Company’s authorized Common Stock to 87,700,000. A copy of the Articles of Amendment is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary, filed with the Maryland State Department of Assessments and Taxation on April 11, 2018.

3.2	Articles of Amendment, filed with the Maryland State Department of Assessments and Taxation on April 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

April 12, 2018	By:	/s/ Michael Sodo
Michael Sodo
Chief Financial Officer